UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2026

KiNRG, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1213 Culbreth Drive, Suite 103

Wilmington, North Carolina 28405

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (910) 509-7183

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2026, KiNRG, Inc. (the “Company” or “Buyer”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Trinity Group Construction, Inc., a Virginia corporation (“Trinity” or the “Company”), and Millard L. Wallen, III (the “Seller”), pursuant to which the Company agreed to acquire 100% of the issued and outstanding capital stock of Trinity (the “Acquisition”).

Purchase Price

The aggregate purchase price for the Acquisition is $8,200,000, consisting of: (i) $1,000,000 in cash, (ii) 4,200,000 shares of KiNRG common stock, par value $0.0001 per share, and (iii) a promissory note in the principal amount of $3,000,000 (the “Promissory Note”).

Promissory Note

The Promissory Note bears interest at 6.0% per annum and is due and payable in full, together with accrued interest, on the earlier of the closing of the Company’s public offering or September 30, 2026. The Promissory Note may be prepaid at any time without premium or penalty.

Closing

The closing of the Acquisition (the “Closing”) occurred on April 1, 2026, subject to the satisfaction or waiver of customary closing conditions.

Assets Acquired

Through the Acquisition, the Company acquired all of the issued and outstanding equity interests of Trinity, which operates as a construction services company.

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations and warranties of the parties, including with respect to:

●	organization and capitalization,

●	financial statements,

●	absence of undisclosed liabilities,

●	compliance with laws,

●	tax matters,

●	contracts and litigation.

The Purchase Agreement also includes customary covenants and indemnification provisions, including a seller non-competition covenant for five years following Closing, confidentiality obligations, tax covenants, and indemnification by the Seller subject to negotiated limitations, including a general cap of $820,000 with customary carve-outs for specified fundamental representations and certain tax matters.

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 1, 2026, the Company completed the Acquisition described in Item 1.01 above.

As a result of the Acquisition:

●	Trinity became a wholly owned subsidiary of the Company, and

●	the Company acquired all of Trinity’s business operations and assets through ownership of its equity.

The Company intends to operate Trinity as part of its consolidated operations.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Acquisition, the Company issued an aggregate of 4,200,000 shares of its common stock as part of the consideration, consisting of 4,000,000 shares to Millard L. Wallen, III and 200,000 shares to Reginald J. Arnold, II.

The shares were issued in private placements exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) thereof and/or Rule 506 of Regulation D as transactions not involving a public offering.

Each recipient represented that it is an “accredited investor,” acquired the shares for investment purposes and not with a view to distribution, and acknowledged the transfer restrictions applicable to the shares.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The Company will file the required financial statements of Trinity by amendment to this Current Report within the time period permitted by applicable SEC rules.

(b) Pro Forma Financial Information

The required pro forma financial information will be filed by amendment within the time period permitted by applicable SEC rules.

(d) Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated March 31, 2026 (filed herewith)
10.1	Promissory Note, dated April 1, 2026 (filed herewith)
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiNRG, Inc.

By:	/s/ Ronald W. Pickett
Name:	Ronald W. Pickett
Title:	Chief Executive Officer

Date: April 2, 2026

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